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                                                                 EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We have audited the consolidated financial statements of Rational Software Corporation as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, and have issued our report thereon dated April 21, 1998, except for Note Fifteen, as to which the date is April 23, 1998 (included elsewhere in this Annual Report on Form 10-K). Our audits also included the financial statement schedule of Rational Software Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-77382, No. 33-85906, No. 33-97044, No. 333-15015,
No. 333-15007, No. 333-21563, No. 333-22687, No. 333-25815, No. 333-31505, No.
333-32991, No. 333-39455, No. 333-39569, No. 333-45393 and No. 333-52017)
pertaining to the Rational 1983 Incentive Stock Option Plan, Verdix Corporation 1983 Incentive Stock Option Plan, Verdix Corporation 1986 Stock Option Plan, Rational 1993 Stock Option, Rational Software Corporation 1994 Stock Option Plan, Rational Software 1994 Employee Stock Purchase Plan, Requisite, Inc., 1994 Stock Option Plan, SQA 1995 Stock Plan, SQA 1995 Employee Stock Purchase Plan, SQA 1995 NonEmployee Director Stock Option Plan, SQA 1990 Incentive and Nonqualified Stock Option Plan, Rational Software Corporation 1997 Stock Plan, Performance Awareness Corporation 1997 Stock Plan, Rational Software Corporation 1997 Supplemental Stock Plan, Pure Atria 1995 Stock Plan, Pure Software, Inc. 1992 Stock Option/Stock Issuance Plan, Atria Software, Inc. 1994 Stock Plan, Atria Software, Inc. 1994 Non-Employee Director Stock Option Plan, Atria Software, Inc. 1990 Stock Option Plan, Integrity QA Software, Inc. 1995 Stock Option Plan, Performix, Inc. 1991 Stock Option Plan, QualTrak 1994 Stock Option Plan, Vigor Technology, Inc. 1996 Stock Option Plan and 1998 Indian Stock Option Plan of our report dated April 21, 1998, except for Note Fifteen, as to which the date is April 23, 1998, with respect to the consolidated financial statements included herein and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Rational Software Corporation.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
May 28, 1998